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                                                                    EXHIBIT 23.1



                Consent of Ernst & Young LLP, Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-30280) pertaining to the iParty Corp. 1998 Incentive and Non-qualified Stock Option Plan of our report dated February 21, 2003, with respect to the consolidated financial statements of iParty Corp. included in the Annual Report (Form 10-KSB) for the year ended December 28, 2002.


                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 25, 2003